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                                                                 EXHIBIT 10.51.2

                              AMENDMENT NUMBER 1 TO
                       LIMITED LIABILITY COMPANY AGREEMENT

         THIS AMENDMENT NUMBER 1 TO LIMITED LIABILITY COMPANY AGREEMENT (this "Amendment") is made and entered into this 1st day of July 2002, by and between MAUMEE DIALYSIS SERVICES, LLC, a Delaware limited liability company (the "Company"), RCG INDIANA, LLC, a Delaware limited liability company (the "RCG"), and INDIANA DIALYSIS MANAGEMENT, P.C., an Indiana professional corporation (the "IDM").

                                   WITNESSETH:
                                   ----------

         WHEREAS, RCG and IDM are parties to Limited Liability Company Agreement, effective as of December 1, 2001 (the "Agreement"), under which RCG and IDM formed the Company and which governs the operations of the Company; and

         WHEREAS, the parties to this Amendment now desire to make certain modifications and amendments to the Agreement as provided herein; and

         WHEREAS, capitalized terms that are used but not defined in this Amendment that are defined in the Agreement shall have the meanings set forth in the Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings set forth in this Amendment and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

         1. Restrictions on Authority of Managers. The parties agree that
Section 3.1.7 of the Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof, the following:

                  3.1.7 Restrictions on Authority of Managers.

                  (a) Without the consent of the Members holding Units representing 75% of the outstanding Membership Interests in the Company (or Managers representing Members holding such an amount of Membership Interests), the Managers have no authority to:

                      (i) do any act in contravention of this Agreement;

                      (ii) do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

                      (iii) possess Property, or assign rights in specific Property, for other than a Company purpose;

                      (iv) knowingly perform any act that would subject any Member to liability for the obligations of the Company in any jurisdiction;

                      (v) file a voluntary petition or otherwise initiate proceedings (x) to have the Company adjudicated insolvent or, (y) seeking an order for relief of the




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         Company as debtor under the United States Bankruptcy Code (11 U.S.C.
         Sections 101 et seq.); file any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors with respect to the Company; or seek the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Company or of all or any substantial part of the Property, or make any general assignment for the benefit of creditors of the Company, or admit in writing the inability of the Company to pay its debts generally as they become due, or declare or effect a moratorium on the Company's debt or take any action in furtherance of any proscribed action;

                      (vi) require additional Capital Contributions, except as specifically contemplated by Section 2.3 of this Agreement;

                      (vii) sell all or substantially all of the Property;

                      (viii) amend this Agreement or the Certificate, if such amendment would materially and adversely affect the rights, preferences or privileges of the interests of an Initial Member, including an amendment, the effect of which would be to cause the Company to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes;

                      (ix) dissolve or terminate the Company;

                      (x) merge the Company into another entity, if the Company is not the surviving entity, or if the holders of Units immediately prior to the merger hold less than fifty percent of the equity interests in the surviving entity immediately after the merger;

                      (xi) amend the Management Agreement;

                      (xii) cause a fundamental change in the nature of the Company's business, unless such change is required by applicable law;

                      (xiii) do any other matters expressly set forth in this Agreement as requiring the consent, vote or approval of all of the Initial Members;

                      (xiv) approve loans by Members to the Company;

                      (xv) approve the borrowing of funds in excess of $200,000.00 on the Company's behalf and approve the pledging of assets of the Company as security for indebtedness;

                      (xvi) create any new class of membership or other interest in the Company;

                     (xvii) admit a Member to the Company; or

                     (xviii) take any other action that is outside the ordinary course of the Company's business.



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                           (b) Without the consent of Managers representing
         Members holding Units representing 75% of the outstanding Membership Interests in the Company, the Managers have no authority to approve the annual operating or capital budget for the Company or any deviation of more than $50,000 from the amount shown in an approved budget for any item of expense that is within the reasonable control of the Company. On or before November 30 of each year RCG will prepare a proposed operating and capital budget for the following year, and the Managers will promptly review, comment on and, if acceptable, approve such budget. The Managers will negotiate in good faith to agree on a budget for the coming year. If the Managers, following such good faith negotiations, do not agree on a budget, then either party may submit the matter to dispute resolution as contemplated by Section 7.2.12. If the Managers do not approve a budget before the beginning of a year, then the Company shall operate under the approved budget for the prior year until the Managers approve a budget for such year.

         2. No Further Amendment. Except as expressly modified and amended by this Amendment, the parties agree that the Agreement shall continue in full force and effect as provided therein, and the parties reaffirm all of its provisions.

         3. Miscellaneous. The section and other headings used in this Amendment are for convenience of reference only and shall not affect the interpretation of this Agreement in any way. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement.

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         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

                                       The Company:
                                       -----------

                                       MAUMEE DIALYSIS SERVICES, LLC



                                       By:     /s/ R. Dirk Allison
                                          --------------------------------------
                                       Title:  Vice President of Managing Member
                                             -----------------------------------


                                       RCG:
                                       ---

                                       RCG INDIANA, LLC



                                       By:     /s/ R. Dirk Allison
                                          --------------------------------------
                                       Title:  Vice President of Managing Member
                                             -----------------------------------

                                       IDM:
                                       ---

                                       INDIANA DIALYSIS MANAGEMENT, P.C.



                                       By:      /s/ Stephen D. McMurray
                                          --------------------------------------
                                       Title: President
                                             -----------------------------------









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